Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800-618-BANK
www.unitybank.com
NewsNewsNewsNewsNews

For Immediate Release:

October 25, 2016
News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports 18% Increase in Quarterly Net Income

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported increased quarterly and year-to-date earnings.  Major contributing factors included strong loan growth, expanded net interest margin, increased levels of noninterest income and expense control.

Net income was $3.0 million, or $0.32 per diluted share, for the three months ended September 30, 2016, an 18.4% increase compared to net income of $2.6 million, or $0.27 per diluted share, for the same period a year ago. Return on average assets and average common equity for the quarter were 1.05% and 13.90%, respectively, compared to 1.00% and 13.54% for the same period a year ago.

Year-to-date net income was $10.0 million, or $1.06 per diluted share, for the nine months ended September 30, 2016, a 45.3% increase compared to net income of $6.9 million, or $0.74 per diluted share, for the same period a year ago. Return on average assets and average common equity for the period were 1.20% and 16.09%, respectively, compared to 0.95% and 12.69% for the same period a year ago.

During the first quarter, the Company repurchased $5.0 million of its outstanding subordinated debentures at a price of $0.5475 per dollar, thus reducing its outstanding subordinated debt to $10.3 million. The repurchase resulted in a nonrecurring pre-tax gain of approximately $2.26 million. Net income, excluding the nonrecurring gain on the repurchased subordinated debentures, was $8.6 million, or $0.91 per diluted share, for the nine months ended September 30, 2016, compared to net income of $6.9 million, or $0.74 per diluted share, for the same period a year ago. Return on average assets and average common equity for the nine months ended September 30, 2016, excluding the gain, would have been 1.03% and 13.73%, respectively, compared to 0.95% and 12.69% for the same period a year ago.

Management believes excluding the nonrecurring gain from year-to-date net income and reporting it in a format which is not in compliance with generally accepted accounting principles (“non-GAAP”) is beneficial to the reader and provides better comparability of the Company’s performance over both periods.

Third quarter highlights included:

•	Opening our 16th branch location in Emerson, New Jersey. Our 17th branch in Somerville, New Jersey, is expected to open in November 2016.

•	Ringing NASDAQ’s closing bell to commemorate our 25th Anniversary.

•	Increasing the quarterly cash dividend 25% to $.05 per common share from $.04 as well as paying a 10% stock dividend to shareholders.

•	Total loans increased 11.0% compared to September 30, 2015.

•	Total deposits increased 7.7% and noninterest-bearing demand deposits grew 19.3% since September 30, 2015.

•	Net interest income increased 14.5% compared to the prior year’s quarter due to strong loan growth.

•	Net interest margin increased to 3.63% this quarter compared to 3.60% in the prior year’s quarter.

•	Credit quality has continued to improve.

“We had record earnings and strong financial results for the third quarter,” stated James A. Hughes, President and CEO. “We are now focusing on growing our market presence. We opened our Emerson branch on October 17th and we anticipate opening our Somerville office in November. In addition, we have hired two seasoned lenders in the Lehigh Valley market, so we will now be looking for opportunities in Pennsylvania. We are extremely excited about our future and look forward to the challenges ahead.”

Net Interest Income

Net interest income increased $1.3 million to $9.9 million for the quarter ended September 30, 2016 compared to the prior year’s period, while year-to-date, net interest income increased $3.2 million to $28.2 million. The net interest margin was 3.63% for the quarter-ended September 30, 2016, an increase of 3 basis points from the quarter-ended September 30, 2015 and 3.58% for the nine months ended September 30, 2016 compared to 3.65% in the prior year’s period. The increase in the net interest margin for the quarter was due to growth in our loan portfolio and the restructuring of our FHLB borrowings.
Each period saw continued strong commercial, residential mortgage and consumer loan growth over the prior year period. Quarterly average commercial loans increased $57.5 million, average residential mortgage loans have increased $21.6 million and consumer loans increased $13.0 million compared to the third quarter in 2015.
The cost of interest-bearing liabilities has remained relatively stable at 1.04% for the quarter and 1.05% for the year-to-date periods. The quarterly cost of deposits increased 13 basis points to 0.84% due to the intentional growth of five year time deposits and a promotional savings product. The quarterly cost of borrowed funds and subordinated debentures decreased 121 basis points compared to the prior year due to the modification of borrowings with the Federal Home Loan Bank (“FHLB”) over the past year.

Provision for Loan Losses

The provision for loan losses was $420 thousand for the three months ended September 30, 2016 and $1.0 million for the nine months ended September 30, 2016. In the prior year’s periods, there was a $200 thousand loan loss provision during the quarter ended September 30, 2015 and a $400 thousand loan loss provision for the nine months ended September 30, 2015. The increase in the quarterly and year-to-date provision for 2016 versus 2015 was due to higher net charge-offs in each period. Net charge-offs were $493 thousand for the quarter and $1.1 million year-to-date at September 30, 2016, compared to net charge-offs of $183 thousand and $530 thousand for the quarter and year-to-date periods ended September 30, 2015.

Noninterest Income

Noninterest income decreased $102 thousand to $2.2 million for the three months ended September 30, 2016, compared to the same period last year. While gains on the sale of SBA and mortgage loans were consistent with the prior quarter, noninterest income decreased due to lower branch and loan fee income. Year-to-date, noninterest income increased $613 thousand to $6.4 million due to higher gains on the sale of SBA loans and securities, partially offset by lower branch and loan fee income.

Notable items included:

•	Branch fee income declined in the quarterly and year-to-date periods due to lower levels of overdraft fees and service charges from commercial checking accounts.

•
Service and loan fee income declined in the quarterly and year-to-date periods due to the write-down of a mortgage servicing asset as a result of large principal pay-downs on a sold mortgage pool. On a year-to-date basis, service and loan fee income was also impacted by lower loan payoff charges and processing fees.

•
SBA loan sales during the third quarter of 2016 totaled $7.8 million with a net gain of $639 thousand. During the prior year’s quarter, SBA loan sales totaled $3.4 million with a net gain of $308 thousand. Year-to-date, SBA loan sales totaled $18.4 million in 2016 and $6.9 million in 2015 with net gains on sale of $1.6 million and $671 thousand, respectively.

•
During the quarter, $25.6 million in residential mortgage loans were sold at a gain of $609 thousand, compared to $35.7 million in loans sold at a gain of $926 thousand during the prior year’s quarter. Year-to-date, $76.7 million in residential mortgage loans were sold at a gain of $1.9 million compared to $77.9 million in loans sold at a gain of $2.0 million during the prior year’s period. Our mortgage pipeline remains strong.

Noninterest Expense

Noninterest expenses increased $141 thousand or 2.1% to $7.0 million for the quarter and $324 thousand or 1.6% for the nine months ended September 30, 2016. The increases in each period, evidence investment in Unity’s retail network, corporate infrastructure and its staff.

In 2016, our compensation and benefits expense has risen as we expand our branch network, lending and support staff. This additional headcount has resulted in higher salary and benefit expense. This year, we also committed to our future by purchasing the Clinton, New Jersey corporate headquarters building, which resulted in lower occupancy expenses. However, investment in our retail network through the addition of branches in Emerson and Somerville, New Jersey will increase future occupancy expenses. Furniture and equipment expense has increased due to investment in our technology infrastructure through network and software upgrades that will improve our efficiency and keep our data secure. Advertising expenses have risen in support of our retail and lending sales as well as the branch expansions. Other expenses that increased were officer and employee training and director compensation fees. OREO costs remain elevated as legal and property tax expenses are incurred on these properties.

Financial Condition

At September 30, 2016, total assets were $1.2 billion, an increase of $68.0 million from year-end 2015:

•
Total loans increased $60.9 million or 6.8%, from year-end 2015 to $949.8 million at September 30, 2016. Commercial, residential mortgage and consumer loan portfolios increased $30.5 million, $17.8 million and $11.0 million, respectively.

•
Other assets increased due to the purchase of the Company’s Clinton, New Jersey headquarters, as well as two new branch sites in Emerson, New Jersey and the Somerville, New Jersey, both of which were purchased facilities.

•
Total deposits increased $38.8 million or 4.3%, to $933.3 million at September 30, 2016. Savings deposits grew $43.3 million and noninterest-bearing demand deposits increased $23.9 million, while time deposits declined $25.6 million and noninterest-bearing demand deposits declined $2.8 million, respectively. The declines were due to reduced levels of municipal deposits from year-end and a roll-off of institutional certificates of deposit.

•
Borrowed funds increased $23.0 million to $115.0 million at September 30, 2016, due to the addition of $30.0 million Federal Home Loan Bank (FHLB) term borrowings partially offset by reduced overnight borrowings. Also, during the nine month period, $10.0 million in FHLB borrowings at an average cost of 4.27% were extended to 2020 at an average rate of 2.10%.

•	Subordinated debentures decreased from year-end due to the repurchase of $5.0 million at a discount of $0.5475 per dollar.

•
Shareholders’ equity was $88.2 million at September 30, 2016, an increase of $9.7 million from year-end 2015 due to year-to-date net income less the dividends paid to shareholders. During the quarter, a $.05 cash dividend and a 10 percent stock dividend were paid.

•	Book value per common share was $9.45 as of September 30, 2016.

•
At September 30, 2016, the leverage, common equity Tier I, Tier I and Total Risk Based Capital ratios were 8.49%, 9.63%, 10.74% and 11.48% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•	Nonperforming assets totaled $8.2 million at September 30, 2016, or 0.86% of total loans and OREO, compared to $8.9 million or 0.99% of total loans and OREO at year-end 2015.

•	Nonperforming loans decreased 10.1% to $6.5 million at September 30, 2016 from year-end.

•	OREO increased $112 thousand to $1.7 million at September 30, 2016 from year-end.

•	The allowance for loan losses totaled $12.7 million at September 30, 2016, or 1.34% of total loans compared to $12.4 million and 1.45% at September 30, 2015.

•
Net charge-offs were $493 thousand for the three months ended September 30, 2016, compared to $183 thousand for the same period a year ago. Net charge-offs were $1.1 million for nine months ended September 30, 2016, compared to $530 thousand for the same period a year ago.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.2 billion in assets and $933 million in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 16 retail service centers located in Bergen, Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
NON-GAAP
September 30, 2016

				Sep 30, 2016 vs.
				Jun 30, 2016	Sep 30, 2015
(In thousands, except percentages and per share amounts)	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015%		%
BALANCE SHEET DATA:
Total assets	$1,152,896	$1,128,370	$1,052,711	2.2%	9.5%
Total deposits	933,320	912,198	866,247	2.3	7.7
Total loans	949,832	915,043	855,560	3.8	11.0
Total securities	72,360	73,994	71,492	(2.2)	1.2
Total shareholders' equity	88,152	84,967	76,065	3.7	15.9
Allowance for loan losses	(12,685)	(12,758)	(12,421)	0.6	2.1

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$4,633	$4,448	$3,845	4.2	20.5
Provision for income taxes	1,613	1,624	1,294	(0.7)	24.7
Net income	$3,020	$2,824	$2,551	6.9	18.4

Net income per:
Common share - basic	$0.32	$0.30	$0.28	6.7	14.3
Common share - diluted	$0.32	$0.30	$0.27	6.7	18.5

Performance ratios:
Return on average assets	1.05%	1.03%	1.00%	1.9	5.0
Return on average equity	13.90%	13.59%	13.54%	2.3	2.7
Efficiency ratio	58.11%	58.53%	62.88%	(0.7)	(7.6)
Net interest margin	3.63%	3.61%	3.60%	0.6	0.8

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes and gain on subordinated debenture	$13,276		$10,414		27.5
Provision for income taxes	4,700		3,496		34.4
Net income before gain on subordinated debenture	$8,576		$6,918		24.0
Gain on subordinated debenture, net of tax	1,473		—		NM
Net income	$10,049		$6,918		45.3

Net income before gain on subordinated debenture per:
Common share - basic	$0.92		$0.75		22.7
Common share - diluted	$0.91		$0.74		23.0

Net income per:
Common share - basic	$1.08		$0.75		44.0
Common share - diluted	$1.06		$0.74		43.2

Net income before gain on subordinated debenture ratios:
Return on average assets	1.03%		0.95%		8.4
Return on average equity	13.73%		12.69%		8.2
Efficiency ratio	59.03%		64.97%		(9.1)

Performance ratios:
Return on average assets	1.20%		0.95%		26.3
Return on average equity	16.09%		12.69%		26.8
Efficiency ratio	55.39%		64.97%		(14.7)
Net interest margin	3.58%		3.65%		(1.9)

SHARE INFORMATION:
Market price per share	$12.82	$11.56	$8.89	10.9		44.2
Dividends paid	$0.05	$0.04	$0.04	0.3		0.3
Book value per common share	$9.45	$9.10	$8.20	3.8		15.2
Average diluted shares outstanding (QTD)	9,496	9,468	9,389	0.3		1.1

CAPITAL RATIOS:
Total equity to total assets	7.65%	7.53%	7.23%	1.6		5.8
Leverage ratio	8.49%	8.52%	8.92%	(0.4)		(4.8)
Common equity tier 1 risk-based capital ratio	9.63%	9.70%	9.37%	n/a		n/a
Tier 1 risk-based capital ratio	10.74%	10.85%	11.25%	(1.0)		(4.5)
Total risk-based capital ratio	11.48%	12.11%	12.50%	(5.2)		(8.2)

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$8,230	$8,243	$12,501	(0.2)		(34.2)
QTD net chargeoffs (annualized) to QTD average loans	0.21%	0.12%	0.09%	75.0		133.3
Allowance for loan losses to total loans	1.34%	1.39%	1.45%	(3.6)		(7.6)
Nonperforming assets to total loans and OREO	0.86%	0.90%	1.46%	(4.4)		(41.1)
Nonperforming assets to total assets	0.71%	0.73%	1.19%	(2.7	) %	(40.3	) %

All share information has been adjusted for the 10% stock dividend paid September 30, 2016.

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
September 30, 2016

				Sep 30, 2016 vs.
				Dec 31, 2015	Sep 30, 2015
(In thousands, except percentages)	Sep 30, 2016	Dec 31, 2015	Sep 30, 2015%		%
ASSETS
Cash and due from banks	$23,811	$22,681	$21,863	5.0%	8.9%
Federal funds sold and interest-bearing deposits	60,859	65,476	66,994	(7.1)	(9.2)
Cash and cash equivalents	84,670	88,157	88,857	(4.0)	(4.7)
Securities:
Securities available for sale	44,186	52,865	53,470	(16.4)	(17.4)
Securities held to maturity	28,174	18,471	18,022	52.5	56.3
Total securities	72,360	71,336	71,492	1.4	1.2
Loans:
SBA loans held for sale	15,611	13,114	13,937	19.0	12.0
SBA loans held for investment	41,795	39,393	39,728	6.1	5.2
SBA 504 loans	26,067	29,353	29,221	(11.2)	(10.8)
Commercial loans	496,008	465,518	442,970	6.5	12.0
Residential mortgage loans	282,317	264,523	255,447	6.7	10.5
Consumer loans	88,034	77,057	74,257	14.2	18.6
Total loans	949,832	888,958	855,560	6.8	11.0
Allowance for loan losses	(12,685)	(12,759)	(12,421)	0.6	2.1
Net loans	937,147	876,199	843,139	7.0	11.1
Premises and equipment, net	22,302	15,171	15,297	47.0	45.8
Bank owned life insurance ("BOLI")	13,664	13,381	13,285	2.1	2.9
Deferred tax assets	6,008	5,968	6,107	0.7	(1.6)
Federal Home Loan Bank ("FHLB") stock	5,767	4,600	4,510	25.4	27.9
Accrued interest receivable	4,165	3,884	3,704	7.2	12.4
Other real estate owned ("OREO")	1,703	1,591	1,759	7.0	(3.2)
Goodwill and other intangibles	1,516	1,516	1,516	—	—
Other assets	3,594	3,063	3,045	17.3	18.0
Total assets	$1,152,896	$1,084,866	$1,052,711	6.3%	9.5%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$209,122	$185,267	$175,298	12.9%	19.3%
Interest-bearing demand	127,845	130,605	123,984	(2.1)	3.1
Savings	344,772	301,447	299,017	14.4	15.3
Time, under $100,000	134,448	134,468	124,348	—	8.1
Time, $100,000 and over, under $250,000	86,366	104,106	115,912	(17.0)	(25.5)
Time, $250,000 and over	30,767	38,600	27,688	(20.3)	11.1
Total deposits	933,320	894,493	866,247	4.3	7.7
Borrowed funds	115,000	92,000	90,000	25.0	27.8
Subordinated debentures	10,310	15,465	15,465	(33.3)	(33.3)
Accrued interest payable	446	461	460	(3.3)	(3.0)
Accrued expenses and other liabilities	5,668	3,977	4,474	42.5	26.7
Total liabilities	1,064,744	1,006,396	976,646	5.8	9.0
Shareholders' equity:
Common stock	70,450	59,371	59,205	18.7	19.0
Retained earnings	18,117	19,566	17,270	(7.4)	4.9
Accumulated other comprehensive (loss)	(415)	(467)	(410)	NM	NM
Total shareholders' equity	88,152	78,470	76,065	12.3	15.9
Total liabilities and shareholders' equity	$1,152,896	$1,084,866	$1,052,711	6.3%	9.5%

Issued and outstanding common shares	9,331	9,279	9,272

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP
September 30, 2016

				Sep 30, 2016 vs.
	For the three months ended			Jun 30, 2016		Sep 30, 2015
(In thousands, except percentages and per share amounts)	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$50	$41	$11	$9	22.0%	$39	354.5%
FHLB stock	67	55	36	12	21.8	31	86.1
Securities:
Taxable	456	427	349	29	6.8	107	30.7
Tax-exempt	43	55	71	(12)	(21.8)	(28)	(39.4)
Total securities	499	482	420	17	3.5	79	18.8
Loans:
SBA loans	822	788	696	34	4.3	126	18.1
SBA 504 loans	321	344	353	(23)	(6.7)	(32)	(9.1)
Commercial loans	6,138	5,860	5,378	278	4.7	760	14.1
Residential mortgage loans	3,138	2,937	2,811	201	6.8	327	11.6
Consumer loans	1,046	980	849	66	6.7	197	23.2
Total loans	11,465	10,909	10,087	556	5.1	1,378	13.7
Total interest income	12,081	11,487	10,554	594	5.2	1,527	14.5
INTEREST EXPENSE
Interest-bearing demand deposits	129	124	108	5	4.0	21	19.4
Savings deposits	458	381	255	77	20.2	203	79.6
Time deposits	920	954	839	(34)	(3.6)	81	9.7
Borrowed funds and subordinated debentures	701	686	730	15	2.2	(29)	(4.0)
Total interest expense	2,208	2,145	1,932	63	2.9	276	14.3
Net interest income	9,873	9,342	8,622	531	5.7	1,251	14.5
Provision for loan losses	420	400	200	20	5.0	220	110.0
Net interest income after provision for loan losses	9,453	8,942	8,422	511	5.7	1,031	12.2
NONINTEREST INCOME
Branch fee income	321	286	399	35	12.2	(78)	(19.5)
Service and loan fee income	274	267	306	7	2.6	(32)	(10.5)
Gain on sale of SBA loans held for sale, net	639	637	308	2	0.3	331	107.5
Gain on sale of mortgage loans, net	609	593	926	16	2.7	(317)	(34.2)
BOLI income	97	93	95	4	4.3	2	2.1
Net security gains	11	81	—	(70)	(86.4)	11	100.0
Other income	222	277	241	(55)	(19.9)	(19)	(7.9)
Total noninterest income	2,173	2,234	2,275	(61)	(2.7)	(102)	(4.5)
NONINTEREST EXPENSE
Compensation and benefits	3,872	3,709	3,814	163	4.4	58	1.5
Occupancy	611	513	598	98	19.1	13	2.2
Processing and communications	647	600	631	47	7.8	16	2.5
Furniture and equipment	432	395	393	37	9.4	39	9.9
Professional services	216	239	251	(23)	(9.6)	(35)	(13.9)
Loan costs	86	59	265	27	45.8	(179)	(67.5)
OREO expenses	74	82	15	(8)	(9.8)	59	393.3
Deposit insurance	168	165	163	3	1.8	5	3.1
Advertising	304	303	203	1	0.3	101	49.8
Other expenses	583	663	519	(80)	(12.1)	64	12.3
Total noninterest expense	6,993	6,728	6,852	265	3.9	141	2.1
Income before provision for income taxes and gain on subordinated debenture	4,633	4,448	3,845	185	4.2	788	20.5
Provision for income taxes	1,613	1,624	1,294	(11)	(0.7)	319	24.7

Net income	$3,020	$2,824	$2,551	$196	6.9%	$469	18.4%

Effective tax rate	34.8%	36.5%	33.7%

Net income per:
Common share - basic	$0.32	$0.30	$0.28
Common share - diluted	$0.32	$0.30	$0.27

Weighted average common shares outstanding - Basic	9,339	9,318	9,270
Weighted average common shares outstanding - Diluted	9,496	9,468	9,389

UNITY BANCORP, INC.
YTD CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP
September 30, 2016

	For the nine months ended September 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2016	2015	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$135	$26	$109	419.2%
FHLB stock	173	117	56	47.9
Securities:
Taxable	1,246	1,100	146	13.3
Tax-exempt	160	213	(53)	(24.9)
Total securities	1,406	1,313	93	7.1
Loans:
SBA loans	2,331	1,980	351	17.7
SBA 504 loans	1,050	1,068	(18)	(1.7)
Commercial loans	17,676	15,720	1,956	12.4
Residential mortgage loans	9,017	8,108	909	11.2
Consumer loans	2,956	2,322	634	27.3
Total loans	33,030	29,198	3,832	13.1
Total interest income	34,744	30,654	4,090	13.3
INTEREST EXPENSE
Interest-bearing demand deposits	390	317	73	23.0
Savings deposits	1,206	789	417	52.9
Time deposits	2,824	2,250	574	25.5
Borrowed funds and subordinated debentures	2,122	2,289	(167)	(7.3)
Total interest expense	6,542	5,645	897	15.9
Net interest income	28,202	25,009	3,193	12.8
Provision for loan losses	1,020	400	620	155.0
Net interest income after provision for loan losses	27,182	24,609	2,573	10.5
NONINTEREST INCOME
Branch fee income	940	1,118	(178)	(15.9)
Service and loan fee income	796	1,068	(272)	(25.5)
Gain on sale of SBA loans held for sale, net	1,584	671	913	136.1
Gain on sale of mortgage loans, net	1,917	1,957	(40)	(2.0)
BOLI income	283	284	(1)	(0.4)
Net security gains	186	28	158	564.3
Other income	716	683	33	4.8
Total noninterest income	6,422	5,809	613	10.6
NONINTEREST EXPENSE
Compensation and benefits	11,130	10,767	363	3.4
Occupancy	1,742	1,871	(129)	(6.9)
Processing and communications	1,845	1,841	4	0.2
Furniture and equipment	1,247	1,189	58	4.9
Professional services	710	729	(19)	(2.6)
Loan costs	343	647	(304)	(47.0)
OREO expenses	179	117	62	53.0
Deposit insurance	494	496	(2)	(0.4)
Advertising	848	728	120	16.5
Other expenses	1,790	1,619	171	10.6
Total noninterest expense	20,328	20,004	324	1.6
Income before provision for income taxes and gain on subordinated debenture	13,276	10,414	2,862	27.5
Provision for income taxes	4,700	3,496	1,204	34.4
Net income before gain on subordinated debenture	8,576	6,918	1,658	24.0
Gain on subordinated debenture, net of tax	1,473	—	1,473	100.0
Net income	$10,049	$6,918	$3,131	45.3%

	For the nine months ended September 30,
(In thousands, except percentages and per share amounts)	2016	2015
Effective tax rate	35.3%	33.6%

Net income before gain on subordinated debenture per:
Common share - basic	0.92	0.75
Common share - diluted	0.91	0.74

Net income per:
Common share - basic	1.08	0.75
Common share - diluted	1.06	0.74

Weighted average common shares outstanding - Basic	9,320	9,265
Weighted average common shares outstanding - Diluted	9,468	9,377

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
September 30, 2016

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	September 30, 2016			June 30, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$70,628	$50	0.28%	$62,652	$41	0.26%
FHLB stock	5,728	67	4.65	4,904	55	4.51
Securities:
Taxable	63,871	456	2.84	62,561	427	2.75
Tax-exempt	6,478	66	4.05	8,177	83	4.08
Total securities (A)	70,349	522	2.95	70,738	510	2.90
Loans:
SBA loans	57,122	822	5.72	56,719	788	5.59
SBA 504 loans	26,562	321	4.81	27,273	344	5.07
Commercial loans	490,776	6,138	4.98	474,573	5,860	4.97
Residential mortgage loans	276,413	3,138	4.52	264,599	2,937	4.46
Consumer loans	85,632	1,046	4.86	82,295	980	4.79
Total loans (B)	936,505	11,465	4.87	905,459	10,909	4.85
Total interest-earning assets	$1,083,210	$12,104	4.45%	$1,043,753	$11,515	4.44%

Noninterest-earning assets:
Cash and due from banks	19,831			25,993
Allowance for loan losses	(12,769)			(12,850)
Other assets	52,000			49,250
Total noninterest-earning assets	59,062			62,393
Total assets	$1,142,272			$1,106,146

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$129,310	$129	0.40%	$129,263	$124	0.39%
Total savings deposits	331,588	458	0.55	310,329	381	0.49
Total time deposits	256,884	920	1.42	275,700	954	1.39
Total interest-bearing deposits	717,782	1,507	0.84	715,292	1,459	0.82
Borrowed funds and subordinated debentures	123,136	701	2.26	106,277	686	2.60
Total interest-bearing liabilities	$840,918	$2,208	1.04%	$821,569	$2,145	1.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	197,937			194,649
Other liabilities	16,990			6,370
Total noninterest-bearing liabilities	214,927			201,019
Total shareholders' equity	86,427			83,558
Total liabilities and shareholders' equity	$1,142,272			$1,106,146

Net interest spread		$9,896	3.41%		$9,370	3.39%
Tax-equivalent basis adjustment		(23)			(28)
Net interest income		$9,873			$9,342
Net interest margin			3.63%			3.61%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
September 30, 2016

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$70,628	$50	0.28%	$34,465	$11	0.13%
FHLB stock	5,728	67	4.65	3,517	36	4.06
Securities:
Taxable	63,871	456	2.84	61,542	349	2.25
Tax-exempt	6,478	66	4.05	11,612	105	3.59
Total securities (A)	70,349	522	2.95	73,154	454	2.46
Loans:
SBA loans	57,122	822	5.72	53,325	696	5.18
SBA 504 loans	26,562	321	4.81	29,268	353	4.79
Commercial loans	490,776	6,138	4.98	433,285	5,378	4.92
Residential mortgage loans	276,413	3,138	4.52	254,765	2,811	4.38
Consumer loans	85,632	1,046	4.86	72,641	849	4.64
Total loans (B)	936,505	11,465	4.87	843,284	10,087	4.75
Total interest-earning assets	$1,083,210	$12,104	4.45%	$954,420	$10,588	4.40%

Noninterest-earning assets:
Cash and due from banks	19,831			24,990
Allowance for loan losses	(12,769)			(12,619)
Other assets	52,000			44,098
Total noninterest-earning assets	59,062			56,469
Total assets	$1,142,272			$1,010,889

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$129,310	$129	0.40%	$125,405	$108	0.34%
Total savings deposits	331,588	458	0.55	290,413	255	0.35
Total time deposits	256,884	920	1.42	256,216	839	1.30
Total interest-bearing deposits	717,782	1,507	0.84	672,034	1,202	0.71
Borrowed funds and subordinated debentures	123,136	701	2.26	83,383	730	3.47
Total interest-bearing liabilities	$840,918	$2,208	1.04%	$755,417	$1,932	1.01%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	197,937			176,085
Other liabilities	16,990			4,663
Total noninterest-bearing liabilities	214,927			180,748
Total shareholders' equity	86,427			74,724
Total liabilities and shareholders' equity	$1,142,272			$1,010,889

Net interest spread		$9,896	3.41%		$8,656	3.39%
Tax-equivalent basis adjustment		(23)			(34)
Net interest income		$9,873			$8,622
Net interest margin			3.63%			3.60%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
YEAR TO DATE NET INTEREST MARGIN
September 30, 2016

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the nine months ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$70,654	$135	0.26%	$30,657	$26	0.11%
FHLB stock	5,063	173	4.56	3,694	117	4.23
Securities:
Taxable	61,869	1,246	2.69	64,121	1,100	2.29
Tax-exempt	8,062	241	3.99	11,798	315	3.57
Total securities (A)	69,931	1,487	2.84	75,919	1,415	2.49
Loans:
SBA loans	55,932	2,331	5.57	49,678	1,980	5.33
SBA 504 loans	27,685	1,050	5.07	30,720	1,068	4.65
Commercial loans	476,477	17,676	4.96	420,682	15,720	5.00
Residential mortgage loans	268,436	9,017	4.49	241,675	8,108	4.49
Consumer loans	82,098	2,956	4.81	67,488	2,322	4.60
Total loans (B)	910,628	33,030	4.85	810,243	29,198	4.82
Total interest-earning assets	$1,056,276	$34,825	4.40%	$920,513	$30,756	4.47%

Noninterest-earning assets:
Cash and due from banks	24,261			26,537
Allowance for loan losses	(12,848)			(12,583)
Other assets	48,922			43,637
Total noninterest-earning assets	60,335			57,591
Total assets	$1,116,611			$978,104

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$129,968	$390	0.40%	$125,216	$317	0.34%
Total savings deposits	317,441	1,206	0.51	289,445	789	0.36
Total time deposits	271,511	2,824	1.39	229,512	2,250	1.31
Total interest-bearing deposits	718,920	4,420	0.82	644,173	3,356	0.69
Borrowed funds and subordinated debentures	111,298	2,122	2.55	87,714	2,289	3.49
Total interest-bearing liabilities	$830,218	$6,542	1.05%	$731,887	$5,645	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	193,288			168,852
Other liabilities	9,656			4,463
Total noninterest-bearing liabilities	202,944			173,315
Total shareholders' equity	83,449			72,902
Total liabilities and shareholders' equity	$1,116,611			$978,104

Net interest spread		$28,283	3.35%		$25,111	3.44%
Tax-equivalent basis adjustment		(81)			(102)
Net interest income		$28,202			$25,009
Net interest margin			3.58%			3.65%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
September 30, 2016

Amounts in thousands, except percentages	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,758	$12,634	$12,759	$12,421	$12,404
Provision for loan losses charged to expense	420	400	200	100	200
	13,178	13,034	12,959	12,521	12,604
Less: Chargeoffs
SBA loans	140	142	86	151	86
Commercial loans	376	152	228	52	10
Residential mortgage loans	—	—	—	—	50
Consumer loans	—	—	28	41	52
Total chargeoffs	516	294	342	244	198
Add: Recoveries
SBA loans	17	4	11	6	10
Commercial loans	6	13	6	476	5
Consumer loans	—	1	—	—	—
Total recoveries	23	18	17	482	15
Net chargeoffs (recoveries)	493	276	325	(238)	183
Balance, end of period	$12,685	$12,758	$12,634	$12,759	$12,421

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$6,527	$6,541	$6,887	$7,260	$10,742
Other real estate owned ("OREO")	1,703	1,702	1,417	1,591	1,759
Nonperforming assets	8,230	8,243	8,304	8,851	12,501
Less: Amount guaranteed by SBA	624	134	243	288	225
Net nonperforming assets	$7,606	$8,109	$8,061	$8,563	$12,276

Loans 90 days past due & still accruing	$—	$485	$—	$—	$272

Performing Troubled Debt Restructurings (TDRs)	$665	$772	$844	$3,015	$3,268
(1) Nonperforming TDRs included in nonperforming loans	154	161	293	293	2,808
Total TDRs	$819	$933	$1,137	$3,308	$6,076

Allowance for loan losses to:
Total loans at quarter end	1.34%	1.39%	1.42%	1.44%	1.45%
Nonperforming loans (1)	194.35	195.05	183.45	175.74	115.63
Nonperforming assets	154.13	154.77	152.14	144.15	99.36
Net nonperforming assets	166.78	157.33	156.73	149.00	101.18

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	0.86%	0.98%	0.56%	1.05%	0.57%
Commercial loans	0.30	0.12	0.19	(0.37)	—
Residential mortgage loans	—	—	—	—	0.08
Consumer loans	—	—	0.14	0.21	0.28
Total loans	0.21%	0.12%	0.15%	(0.11)%	0.09%

Nonperforming loans to total loans	0.69%	0.71%	0.78%	0.82%	1.26%
Nonperforming loans and TDRs to total loans	0.76	0.80	0.87	1.16	1.64
Nonperforming assets to total loans and OREO	0.86	0.90	0.93	0.99	1.46
Nonperforming assets to total assets	0.71	0.73	0.74	0.82	1.19

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
NON-GAAP
September 30, 2016

(In thousands, except percentages and per share amounts)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
SUMMARY OF INCOME:
Total interest income	$12,081	$11,487	$11,176	$10,995	$10,554
Total interest expense	2,208	2,145	2,189	2,015	1,932
Net interest income	9,873	9,342	8,987	8,980	8,622
Provision for loan losses	420	400	200	100	200
Net interest income after provision for loan losses	9,453	8,942	8,787	8,880	8,422
Total noninterest income	2,173	2,234	2,016	1,920	2,275
Total noninterest expense	6,993	6,728	6,607	6,846	6,852
Income before provision for income taxes and gain on subordinated debenture	4,633	4,448	4,196	3,954	3,845
Provision for income taxes	1,613	1,624	1,464	1,315	1,294
Net income before gain on subordinated debenture	$3,020	$2,824	$2,732	$2,639	$2,551
Gain on subordinated debenture, net of tax	—	—	1,473	—	—
Net income	$3,020	$2,824	$4,205	$2,639	$2,551

Net income per common share - Basic	$0.32	$0.30	$0.45	$0.28	$0.28
Net income per common share - Diluted	$0.32	$0.30	$0.44	$0.28	$0.27

COMMON SHARE DATA:
Market price per share	$12.82	$11.56	$10.34	$11.34	$8.89
Dividends paid	$0.05	$0.04	$0.04	$0.04	$0.04
Book value per common share	$9.45	$9.10	$8.83	$8.46	$8.20
Weighted average common shares outstanding - Basic	9,339	9,318	9,304	9,273	9,270
Weighted average common shares outstanding - Diluted	9,496	9,468	9,550	9,402	9,389
Issued and outstanding common shares	9,331	9,336	9,315	9,279	9,272

OPERATING RATIOS (Annualized):
Return on average assets	1.05%	1.03%	1.54%	1.00%	1.00%
Return on average equity	13.90	13.59	21.05	13.59	13.54
Efficiency ratio	58.11	58.53	50.16	62.81	62.88

BALANCE SHEET DATA:
Total assets	1,152,896	1,128,370	1,120,955	1,084,866	1,052,711
Total deposits	933,320	912,198	926,819	894,493	866,247
Total loans	949,832	915,043	886,990	888,958	855,560
Total securities	72,360	73,994	66,729	71,336	71,492
Total shareholders' equity	88,152	84,967	82,276	78,470	76,065
Allowance for loan losses	(12,685)	(12,758)	(12,634)	(12,759)	(12,421)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.45%	4.44%	4.33%	4.40%	4.40%
Interest-bearing liabilities	1.04	1.05	1.06	1.02	1.01
Net interest spread	3.41	3.39	3.27	3.38	3.39
Net interest margin	3.63	3.61	3.48	3.60	3.60

CREDIT QUALITY:
Nonperforming assets	8,230	8,243	8,304	8,851	12,501
QTD net chargeoffs (annualized) to QTD average loans	0.21%	0.12%	0.15%	(0.11)%	0.09%
Allowance for loan losses to total loans	1.34	1.39	1.42	1.44	1.45
Nonperforming assets to total loans and OREO	0.86	0.90	0.93	0.99	1.46
Nonperforming assets to total assets	0.71	0.73	0.74	0.82	1.19

(In thousands, except percentages and per share amounts)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
CAPITAL RATIOS AND OTHER:
Total equity to total assets	7.65	7.53	7.34	7.23	7.23
Leverage ratio	8.49	8.52	8.31	8.82	8.92
Common equity tier 1 risk-based capital ratio	9.63	9.70	9.77	9.37	9.37
Tier 1 risk-based capital ratio	10.74	10.85	10.97	11.18	11.25
Total risk-based capital ratio	11.48	12.11	12.22	12.43	12.50
Number of banking offices	15	15	15	15	15
Number of ATMs	16	16	16	16	16
Number of employees	180	172	172	162	163